UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2016
COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-32429 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)
1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 13, 2016, Comstock Mining Inc. (the “Company”) completed the sale of an additional 1,500,000 shares of the Company's common stock to the underwriter of the Company's recently closed public offering of common stock. The sale was completed pursuant to the underwriter's exercise of the over-allotment option granted in connection with the public offering. The total number of shares sold in the offering including the over-allotment option was 11,500,000 shares resulting in gross proceeds of approximately $4 million.

The opinion of McDonald Carano Wilson LLP regarding the validity of the Shares is attached hereto as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

5.1	Opinion of McDonald Carano Wilson LLP regarding the validity of the Shares.
23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: April 13, 2016	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: President, Chief Executive Officer and Executive Chairman

EXHIBIT INDEX

5.1	Opinion of McDonald Carano Wilson LLP regarding the validity of the Shares.
23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1)